UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 5, 2015 (January 5, 2015)

CITY MEDIA, INC.
(Exact name of registrant as specified in its charter)

UTAH
(State or other jurisdiction of incorporation)

000-54754
(Commission File No.)

5635 N. Scottsdale Road
Scottsdale, Arizona 85250
(Address of principal executive offices and Zip Code)

4685 S. Highland Drive, Suite 202
Salt Lake City, UT   84117
(Former Address of principal executive offices and Zip Code if change since last report)

(480) 725-9060
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 5, 2015, we entered into an agreement with Las Vegas Cannabis Info Center, a Nevada corporation ("LVCIC") to acquire 300,000 shares of LVCIC in consideration of 300,000 restricted shares of our common stock and the payment by us to LVCIC of $25,000.  LVCIC is a resource and learning center conducting classes in dispensary management, law, marketing, advertising, marijuana cultivation, and cooking.

On January 5, 2015, we entered into an agreement with David Tobias ("DT") to acquire certain property owned by Mr. Tobias in consideration of 3,000,000 restricted shares of our common stock.  The assets to be acquired are comprised of the domain name "hempcoin"; 2,399,074,298.50 hemp coins; and, all intellectual property associated with hempcoin.com, hempcoin purse, and hempcoin as a crypto currency, including all copyrights, trademarks, and patents whether registered or unregistered, statutory or common law (and any rights to claim or register such intellectual property).

ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description

10.1	Securities Purchase Agreement with Las Vegas Cannabis Info Center
10.2	Asset Purchase Agreement with David Tobias

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 5th day of January, 2015.

CITY MEDIA, INC.

BY:	ERIC MILLER
Eric Miller, President